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                                                                     EXHIBIT 5.1



                                 Hale and Dorr
                                60 State Street
                          Boston, Massachusetts 02109


                                               January 25, 1994



GenRad, Inc.
300 Baker Avenue
Concord, Massachusetts 01742

Re: 1991 Equity Incentive Plan

Gentlemen:

        We have assisted in the preparation of a Registration Statement on Form S-8 to be filed on January 25, 1994 with the Securities and Exchange
Commission relating to 1,500,000 shares of the Common Stock, $1.00 par value per share ("Common Stock"), of GenRad, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 1991 Equity Incentive Plan (the "Plan").

        We have examined the Articles of Organization of the Company and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the aforementioned Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

        Based upon the foregoing, we are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that the Company has duly authorized for issuance the shares of




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its Common Stock covered by the Registration Statement to be issued under the
Plan, as described in the Registration Statement, and such shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such shares, will be legally issued, fully-paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the aforementioned Registration Statement.

                                                Very truly yours,



                                                SIGNATURE
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                                                HALE AND DORR